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                                                                    Exhibit 12.1

                              TITAN HOLDINGS, INC.

             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)

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
                          TWELVE    SEVEN      ELEVEN
                          MONTHS    MONTHS     MONTHS                                  THREE MONTHS ENDED    SIX MONTHS ENDED
                          ENDED      ENDED      ENDED      YEARS ENDED DECEMBER 31,         JUNE 30,              JUNE 30,
                         JUNE 30,  FEBRUARY   DECEMBER  -----------------------------  ------------------   ------------------
                           1999    6, 2000    31, 2000    2001      2002       2003      2003      2004       2003      2004
                           ----    -------    --------    ----      ----       ----      ----      ----       ----      ----
Earnings:
   Income (loss) before
    income taxes         $ 10,027  $  6,547   $ 18,175  $    181  $ 11,175   $ 11,691  $  3,750  ($ 2,859)  $  8,512  $  5,388
   Minority interest in
    net income (loss)         645      (142)       852       317       (21)
   Interest expense         7,239     4,731     10,015    14,726    13,433      9,444     2,504     2,677      4,927     4,666
   Amortization of
    deferred financing
    costs                     210     1,569        510       568       678        706       173     1,937        353     2,119
                         --------  --------   --------  --------  --------   --------  --------  --------   --------  --------
       Earnings            18,121    12,705     29,552    15,792    25,265     21,841     6,427     1,755     13,792    12,173
                         --------  --------   --------  --------  --------   --------  --------  --------   --------  --------

Fixed charges:
   Interest expense         7,239     4,731     10,015    14,726    13,433      9,444     2,504     2,677      4,927     4,666
   Amortization of
    deferred financing
    costs                     210     1,569        510       568       678        706       173     1,937        353     2,119
                         --------  --------   --------  --------  --------   --------  --------  --------   --------  --------
       Fixed charges        7,449     6,300     10,525    15,294    14,111     10,150     2,677     4,614      5,280     6,785
                         --------  --------   --------  --------  --------   --------  --------  --------   --------  --------
Ratio of Earnings to
 Cover Fixed Charges         2.4x      2.0x       2.8x      1.0x      1.8x       2.2x      2.4x      0.4x       2.6x      1.8x
                         ========  ========   ========  ========  ========   ========  ========  ========   ========  ========

PRO FORMA DISCLOSURE:
Earnings:
   Income (loss) before
    income taxes                                                             $  3,521                       $  4,201  $ 12,164
   Interest expense                                                            21,995                         10,970    11,034
   Amortization of
    deferred financing
    costs                                                                         917                            460       459
                                                                             --------                       --------  --------
       Earnings                                                                26,433                         15,631    23,657
                                                                             --------                       --------  --------

Fixed charges:
   Interest expense                                                            21,995                         10,970    11,034
   Amortization of
    deferred financing
    costs                                                                         917                            460       459
                                                                             --------                       --------  --------
       Fixed charges                                                           22,912                         11,430    11,493
                                                                             --------                       --------  --------
Ratio of Earnings to
 Cover Fixed Charges                                                             1.2x                           1.4x      2.1x
                                                                             ========                       ========  ========
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